EXHIBIT 10.4

ESCROW AGREEMENT

THIS AGREEMENT (the "**Agreement**") dated the 31st day of May, 2019.

BETWEEN:

MARLYS WOLFE, an individual resident in the City of Kelowna in the Province of British Columbia

(the "**Vendor**")

AND:

AM (ADVANCED MICRO) BIOSCIENCES, INC., a corporation incorporated under the laws of British Columbia

(the "**Purchaser**")

AND:

PUSHOR MITCHELL LLP, a limited liability partnership governed by the laws of British Columbia

(the "**Escrow Agent**")

RECITALS:

A. The Vendor and the Purchaser entered into share purchase agreement (the "**Share Purchase Agreement**") dated May 24, 2019 providing for the sale by the Vendor to the Purchaser of all of the issued and outstanding shares in the capital of Falcon Ridge Natural Ltd.

B. Pursuant to Article 2 of the Share Purchase Agreement, the Vendor and the Purchaser have agreed to deliver certain documents to the Escrow Agent for deposit in escrow pursuant to the terms of this Agreement.

C. The Escrow Agent has agreed to hold such documents on the terms and conditions provided herein.

NOW THEREFORE the parties agree as follows:

Article 1
INTERPRETATION

1.1 Defined Terms

All capitalized terms not defined in this Agreement shall have the same meaning as in the Share Purchase Agreement.

1.2 Governing Law

This Agreement shall be construed, interpreted and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction).

1.3 Calculation of Time

In this Agreement, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 4:00 p.m. (Kelowna time) on the last day of the period. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 4:00 p.m. (Kelowna time) on the next succeeding Business Day. If any act (including the giving of notice) is otherwise required by the terms hereof to be performed on a day which is not a Business Day, such act shall be valid if performed on the next succeeding Business Day.

1.4 Waiver of Rights

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.5 Severability

Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

1.6 Number and Gender

In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in singular include the plural and vice versa.

1.7 Heading and Sections

The division of this Agreement into Articles, Sections, Subsections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and

shall not affect the construction or interpretation of this Agreement. The headings in the Agreement are not intended to be full or precise descriptions of the text to which they refer.

1.8 Currency

Unless otherwise specified, all dollar amounts in this Agreement, including the symbol "$", refer to Canadian currency.

Article 2
APPOINTMENT

The Vendor and the Purchaser appoint the Escrow Agent as escrow agent for the purposes set forth herein and the Escrow Agent accepts such appointment on the terms and conditions set forth herein.

Article 3
DEPOSIT OF ESCROWED DOCUMENTS

3.1 Escrowed Documents

The Vendor and the Purchaser hereby deposit the following documents tabled on the Closing Date and identified in Schedule 1 hereto as being tabled by or on behalf of the following parties:

3.1.1 Vendor: The Purchased Shares (the "**Vendor's Documents**");

3.1.2 Purchaser: The Consideration Shares (the "**Purchaser's Documents**");

(collectively, the Vendor's Documents and the Purchaser's Documents are referred to herein as the "**Escrowed Documents**"). The Escrowed Documents shall be held by the Escrow Agent and released by the Escrow Agent solely in accordance with the terms of this Agreement.

3.2 Acknowledgement

The Escrow Agent acknowledges deposit of the Escrowed Documents and agrees to hold and release the Escrowed Documents in accordance with the terms and conditions of this Agreement.

Article 4
RELEASE FROM ESCROW

Unless otherwise agreed by the Vendor and the Purchaser in writing, within five (5) Business Days following the License Condition Date the Purchaser and the Vendor shall deliver to the

Escrow Agent of a written direction signed by both the Purchaser and the Vendor, substantially in the form attached hereto as Schedule 2 (the "**Escrow Release Notice**"). Upon receipt of the Escrow Release Notice and in conjunction with the Purchaser's payment of the Promissory Note for the sum of $700,000.00 payable to Marlys Wolfe and Grant Wolfe, the Escrow Agent is hereby irrevocably authorised and directed to release the Escrowed Documents to each of the Vendor and the Purchaser. The Escrow Agent shall have no obligation to make any determination as to the validity of any such direction. Should the Escrow Agent not receive a satisfactory Escrow Release Notice on or before October 31, 2019 or such other date as may be agreed in writing by the Vendor and the Purchaser and provided to the Escrow Agent, it is hereby irrevocably directed to return the Vendor's Documents to the Vendor, to return the Purchaser's Documents to the Purchaser.

Article 5
THE ESCROW AGENT

5.1 General

The Escrow Agent shall be fully protected in acting upon any instrument, certificate or paper in good faith believed by it to be genuine and signed by the proper person or persons, and the Escrow Agent shall be under no duty to make investigations or inquiry as to any statements contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the Vendor and the Purchaser and, if the duties of the Escrow Agent herein are affected, unless it shall have given its prior written consent thereto.

5.2 Fees and Expenses

The Vendor and the Purchaser agree to reimburse the Escrow Agent for all fees, out of pocket costs, charges and expenses incurred by the Escrow Agent (the "**Escrow Expenses**") in connection with its services pursuant to the provisions of this Agreement. One-half of all Escrow Expenses shall be billed to and paid forthwith by each of the Vendor and the Purchaser. Payment of such Escrow Expenses may be treated by the Escrow Agent as a condition precedent to the release of any of the Escrowed Documents.

5.3 Indemnity

The Vendor and the Purchaser shall (in addition to any right of indemnity by law given to the Escrow Agent) at all times jointly and severally indemnify and agree to save harmless the Escrow Agent against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted by it in any way relating to this Agreement, other than actions, proceedings, costs, claims or demands arising from fraud or willful misconduct on the part of the Escrow Agent.

5.4 Conflicting Instructions

If the Escrow Agent shall at any time be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any parties hereto or from a third person with respect to any matter arising pursuant to this Agreement which, in its opinion, are in conflict with any provision of this Agreement, it shall be entitled to refrain from taking any action (other than to keep safely the Escrowed Documents) until it shall be directed otherwise in writing by both the Vendor and the Purchaser or by a certified order or judgment of a court of competent jurisdiction from which no further direct appeal may be taken.

5.5 Counsel

The Escrow Agent may employ such counsel and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement and the Escrow Agent may act and shall be protected in acting in good faith on the opinion or advice or other information obtained from any such counsel or advisor in relation to any matter arising under this Agreement; and the cost of such services shall be added to and be part of the Escrow Agent's expenses herein.

5.6 Replacement of Escrow Agent

The Escrow Agent may resign and be discharged from all further duties under this Agreement by giving 10 days notice in writing of its resignation to the Vendor and the Purchaser. The Vendor and the Purchaser may at any time on 10 days notice in writing, signed jointly by the Vendor and the Purchaser remove the Escrow Agent and appoint a new escrow agent in its place. In the event of the Escrow Agent resigning or being removed or becoming incapable of acting under this Agreement, the Vendor and the Purchaser shall forthwith appoint a new escrow agent and any escrow agent so appointed may resign and shall be subject to removal in the same manner as was the original Escrow Agent. In the case of the appointment of a new Escrow Agent under this Agreement, the predecessor Escrow Agent shall transfer the Escrow Documents to the new Escrow Agent duly appointed and shall thereupon be released from its duties under this Agreement. If no such person shall have been designated by the Purchaser and the

Vendor within such 10 days period, all obligations of the Escrow Agent hereunder, except as set forth in the sentence next following, shall nevertheless cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated in writing by the Vendor and the Purchaser or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. Upon its appointment, the new Escrow Agent shall be vested with the same powers, rights, duties and responsibilities as if it had originally been named in this Agreement as Escrow Agent, without any further assurance, conveyance, act or deed.

5.7 No Conflict

Each of the Vendor and the Purchaser agrees that nothing contained herein shall impair or affect the ability and full right and authority of the Escrow Agent to act for Purchaser in connection with any matter, whether or not related to the subject matter hereof, nor shall the agreement to act as Escrow Agent hereunder create any impropriety or conflict of interest (or any appearance thereof), as far as the parties are concerned.

Article 6
GENERAL

6.1 Notice

Any notice or other communication required or permitted to be given hereunder shall be made in accordance with Article 8 of the Share Purchase Agreement.

6.2 Time of the Essence

Time shall be of the essence of this Agreement.

6.3 Assignment

Subject to the foregoing, this Agreement may not be assigned by any party without the written consent of the other parties. This Agreement shall enure to and be binding upon the successors and permitted assigns of the parties.

6.4 Termination

This Agreement shall terminate when the Escrowed Documents have been released in accordance with the terms of this Agreement. Sections 5(a), (b) and (c) of this Agreement shall survive the termination of this Agreement.

6.5 Counterparts and Facsimile or Email Execution and Delivery

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its original signature on the execution page hereof to the other parties by facsimile or email transmission and such transmission shall constitute delivery of an executed copy of this agreement to the receiving party as of the date of receipt thereof by the receiving party or such other date as may be specified by the sending party as part of such transmission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

Marlys Wolfe

AM (ADVANCED MICRO) BIOSCIENCES, INC.

By:

Name: Calum Hughes

Title: Chief Executive Officer

PUSHOR MITCHELL LLP

By:

Name: Keith Inman

Title: Partner

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

____

Marlys Wolfe

AM (ADVANCED MICRO) BIOSCIENCES, INC.

By: DocuSigned by: ______________________________
B4AEBBDEF2D14ED...

Name: Calum Hughes

Title: Chief Executive Officer

PUSHOR MITCHELL LLP

By: ______________________________

Name: Keith Inman

Title: Partner

Schedule 1

ESCROWED DOCUMENTS

Vendor Documents:

Share certificate No. A-4, representing 120 Class "A" Voting Common Shares in the capital of Falcon Ridge Naturals Ltd.

Purchaser Documents:

Share certificate No. B-47, representing 950,000 Class "B" Voting Common Shares in the capital of AM (Advanced Micro) Biosciences, Inc.

Schedule 2

ESCROW RELEASE NOTICE

TO: **Pushor Mitchell LLP** (the "**Escrow Agent**")

RE: Escrow Agreement dated May 31, 2019 between Marlys Wolfe, AM (Advanced Micro) Biosciences, Inc. and the Escrow Agent (the "**Escrow Agreement**")

This notice is given pursuant to Section 4 of the Escrow Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Escrow Agreement.

The Vendor and the Purchaser hereby irrevocably authorize and direct the Escrow Agent to release the Escrowed Documents as follows, and this shall constitute the Escrow Agent's good and sufficient authority for doing so:

____

____

____

DATED this ● day of ●, 2019

AM (ADVANCED MICRO) BIOSCIENCES, INC.

By: ____________________________

Name: Calum Hughes

Title: Chief Executive Officer

________________________ ________________________

Witness **MARLYS WOLFE**